UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 13, 2014 (May 8, 2014)

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NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

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Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		(757) 629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Norfolk Southern Corporation's Annual Meeting of Stockholders was held on Thursday, May 8, 2014.  The following persons were elected to the Board of Directors for a term of one year:

	FOR	AGAINST	ABSTAIN
Thomas D. Bell, Jr.	212,127,342	1,737,407	953,173
Erskine B. Bowles	209,119,162	4,740,715	958,046
Robert A. Bradway	210,952,412	2,791,832	1,073,679
Wesley G. Bush	212,184,935	1,593,783	1,039,204
Daniel A. Carp	210,775,517	3,059,405	983,001
Karen N. Horn	193,521,123	20,229,023	1,067,776
Steven F. Leer	206,839,757	6,968,812	1,009,354
Michael D. Lockhart	212,336,516	1,391,775	1,089,632
Amy W. Miles	211,147,579	2,751,929	918,415
Charles W. Moorman	206,620,097	4,456,830	3,740,997
Martin H. Nesbitt	211,967,441	1,879,497	970,986
James A. Squires	210,060,761	3,893,949	863,213
John R. Thompson	211,731,663	2,091,686	994,574

Stockholders ratified the appointment of KPMG LLP as Norfolk Southern's independent registered public accounting firm for 2014.  Stockholders cast 256,796,575 votes for the appointment; 2,451,817 votes against the appointment; and abstained from casting 901,117 votes on the appointment of the independent registered public accounting firm.

Stockholders approved, on an advisory basis, the compensation of the Corporation's Named Executive Officers.  Stockholders cast 202,353,345 votes for the approval; 7,673,087 votes against the approval; and abstained from casting 4,791,489 votes on the approval of the compensation of the Corporation's Named Executive Officers.

The stockholder proposal recommending an independent chair of the board of directors was not presented at the meeting, so no action was taken on the proposal.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                            SIGNATURES

                                                            NORFOLK SOUTHERN CORPORATION

                                                            (Registrant)

                                                                    /s/ William A. Galanko

                                                            Name:  William A. Galanko
                                                            Title:     Vice President, Law

Date:  May 13, 2014